EXHIBIT 10.25
AMENDMENT NUMBER ONE
TO THE
BROADRIDGE FINANCIAL SOLUTIONS, INC.
OFFICER SEVERANCE PLAN

        WHEREAS, Broadridge Financial Solutions, Inc. (the “Company”) maintains the Broadridge Financial Solutions, Inc. Officer Severance Plan, as amended (the “Plan”); and

        WHEREAS, pursuant to Section VII.B. of the Plan, the Board of Directors (the “Board”) may amend the Plan, except that in the event an amendment is determined by the Board to be, in the aggregate, material and adverse to an Eligible Employee (taking into account any aspects of such amendment that are beneficial to the Eligible Employee), the Board shall provide 6 months’ advance notice to the Eligible Employee of such amendment; and

        WHEREAS, the Company wishes to amend the Plan as set forth below, effective six months after notice is provided in accordance with Section VII.C of the Plan to Eligible Employees; and

        NOW, THEREFORE, effective six months after notice is provided in accordance with Section VII.C of the Plan to the applicable Eligible Employee, the Plan is hereby amended as follows:

1.The second sentence of Section IV of the Plan is hereby amended to read in its entirety as follows:

“For purposes of this Plan, “Cause” shall mean: (1) the Eligible Employee is convicted of, or pleads nolo contendere to, a felony; (2) willful misconduct by the Eligible Employee resulting in material harm to the Company or a subsidiary; (3) the Eligible Employee commits an act constituting fraud, embezzlement, theft, or dishonesty against the Company or a subsidiary; (4) continuing failure by the Eligible Employee to perform his or her duties after written notice thereof from the Company or a subsidiary; (5) material breach by the Eligible Employee of any term of any confidentiality, non-solicitation and/or non-competition agreements with the Company or a subsidiary; or (6) the Eligible Employee has violated the Company’s Code of Business Conduct and Ethics.”

2.Section VIII of the Plan is hereby amended to read in its entirety as follows:

“VIII. Arbitration

Any dispute or controversy arising under or in connection with this Plan (except for any matters related to restrictive covenants) shall be resolved exclusively by binding arbitration. The arbitration shall be held in New York, New York and shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect at the time of the arbitration. The arbitrator shall be acceptable to both the Company and the Eligible Employee. If the parties cannot agree on an acceptable arbitrator, the dispute shall be decided by a panel of three arbitrators, one appointed by each of the parties and the third appointed by the other two arbitrators. Judgment on the award rendered in any such arbitration may be entered in any court having jurisdiction thereof. With respect to any dispute or controversy related to restrictive covenants between the Company and an Eligible Employee, unless the Company and the Eligible Employee otherwise agree in writing, such dispute or controversy shall be resolved by litigation conducted exclusively in the courts of Nassau County, New York or the federal courts for the United States for the Eastern District of New York.”

3.Section XI.E. of Exhibit A to the Plan is hereby amended in its entirety as follows:

“E. Arbitration

Any dispute or controversy arising under or in connection with this Agreement (except for any matters related to restrictive covenants) shall be resolved exclusively by binding arbitration. The arbitration shall be held in New York, New York and shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect at the time of the arbitration. The arbitrator shall be acceptable to both the Company and the Employee. If the parties cannot agree on an acceptable arbitrator, the dispute shall be decided by a panel of three arbitrators, one appointed by each of the parties and the third appointed by the other two arbitrators. Judgment on the award rendered in any such arbitration may be entered in any court having jurisdiction thereof. With respect to any dispute or controversy related to restrictive covenants, unless the parties hereto otherwise agree in writing, such dispute or controversy shall be resolved by litigation conducted exclusively in the courts of Nassau County, New York or the federal courts for the United States for the Eastern District of New York.”

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